Exhibit 10.1

FORWARD PURCHASE AGREEMENT Confirmation AMENDMENT

THIS FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT, dated as of July 29, 2024 (this “Amendment”), is entered into by and among (i) Meteora Special Opportunity Fund I, LP (“MSOF”), (ii) Meteora Capital Partners, LP (“MCP”), (iii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and Meteora Strategic Capital, LLC (“MSC”) (with MSOF, MCP, MSTO and MSC collectively as “Seller”), and (iv) Envoy Medical Corporation, a Minnesota corporation f/k/a Anzu Special Acquisition Corp I, a Delaware corporation (“PubCo”).

Reference is hereby made to the OTC Equity Prepaid Forward Transaction, dated as of April 17, 2023 (as amended by the letter agreement, dated as of May 25, 2023 and September 28, 2023, and as may be further amended from time to time, the “Confirmation”), by and between Seller and PubCo. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation.

1.	Amendment: The parties hereto agree to amend the Confirmation as follows:

a. The section titled “Reset Price” shall be deleted in its entirety and replaced with the following:

Reset Price:

The Reset Price shall initially be the Initial Price. The Reset Price shall be adjusted on the first scheduled trading day of each week (each a “Reset Date”) commencing with the first week following the thirtieth day after the closing of the Business Combination to be the lower of (i) the Initial Price and (ii) the VWAP Price of the Shares of the prior week, but not lower than the Reset Price Floor (as defined herein); provided that the Reset Price may be further reduced upon the occurrence of a Dilutive Offering Reset. The “Reset Price Floor” will be as follows:

•    for 1,000,000 Shortfall Warrants, the Reset Price Floor will be $2.00;

•    for 1,000,000 Shortfall Warrants, the Reset Price Floor will be $3.00; and

•    for all other Shortfall Warrants, the Reset Price Floor will be $4.00.

2. No Other Amendments. All other terms and conditions of the Confirmation shall remain in full force and effect and the Confirmation shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

3. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

4. Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Confirmation are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation and Amendment, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

5. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

METEORA SPECIAL OPPORTUNITY FUND I, LP;
METEORA SELECT TRADING OPPORTUNITIES MASTER, LP;
METEORA CAPITAL PARTNERS, LP; and
METEORA STRATEGIC CAPITAL, LLC

By:	/s/ Vik Mittal
	Name:	Vik Mittal
	Title:	Managing Member

ENVOY MEDICAL CORPORATION

By:	/s/ Brent Lucas
	Name:	Brent Lucas
	Title:	Chief Executive Officer